Exhibit 5.1

[FROST BROWN TODD LLC LETTERHEAD]

December 14, 2021

Stock Yards Bancorp, Inc.

1040 East Main Street

Louisville, Kentucky 40206

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Stock Yards Bancorp, Inc., a Kentucky corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

(i) common stock, no par value (the “Common Stock”);

(ii) preferred stock, no par value (the “Preferred Stock”);

(iii) depositary shares representing fractional interests in a share or multiple shares of Preferred Stock (“Depositary Shares”);

(iv) senior debt securities (the “Senior Debt Securities”);

(v) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(vi) warrants to purchase debt or equity securities (the “Warrants”);

(vii) purchase contracts for Common Stock, Preferred Stock, Debt Securities or other securities, property or assets (the “Purchase Contracts”); and

(viii) units consisting of any combination of the above securities (“Units”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. The Senior Debt Securities may be issued pursuant to a senior indenture (the “Senior Indenture”) between the Company and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture (together with the Senior Indenture, the “Indentures”) between the Company and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act. The Preferred Stock represented by Depositary Shares may be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) to be entered into between the Company and a bank or trust company to be named as depositary. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named as warrant agent. The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) to be entered into between the Company and a bank or trust company to be named as purchase agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named as unit agent.

We have examined the Registration Statement, the exhibits thereto, the articles of incorporation of the Company, as amended to the date hereof (the “Articles”), and the bylaws of the Company, as amended to the date hereof (the “Bylaws”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such original documents. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) the Registration Statement will be effective and will comply with all applicable laws at the time any Securities are offered or issued as contemplated by the Registration Statement, (ii) one or more Prospectus supplements and term sheets, as applicable, will be prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iv) any applicable Indenture will be duly authorized, executed and delivered by the Company and the trustee named therein in substantially the forms filed as Exhibits 4.1 and 4.2 to the Registration Statement, (v) any applicable Indenture will be duly qualified under the Trust Indenture Act and the applicable trustee will be duly eligible to serve as trustee, (vi) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture, (vii) in the case of an Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein, (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by the Company and all other parties thereto, (ix) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (x) with respect to Common Stock or Preferred Stock offered, there will be sufficient Common Stock or Preferred Stock authorized under the Company’s governing documents and not otherwise reserved for issuance, (xi) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, and (xii) the Company will be validly existing as a company in good standing under the laws of Kentucky at the time any Securities are offered or issued as contemplated by the Registration Statement.

We are expressing no opinion herein as to the application of any federal, state or foreign law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indentures, the Depositary Agreement, the Unit Agreement, the Purchase Contract Agreement and the Warrant Agreement or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Indentures, the Depositary Agreement, the Unit Agreement, the Purchase Contract Agreement, the Warrant Agreement and the Securities and the performance by the Company of its obligations thereunder will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (the “Board”) (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning laws other than those of the Commonwealth of Kentucky, State of New York and the federal laws of the United States as in effect on the date hereof. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change if any laws should change or be enacted in the future. We make no undertaking and expressly disclaim any duty to supplement or update our opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect this opinion and other statements expressed herein. We express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.

With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, (ii) there are sufficient numbers of authorized but unissued shares of Common Stock, and (iii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Common Stock are to be issued in uncertificated form, the Company’s books have reflected the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.

With respect to any particular series of shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of articles of amendment relating to such Preferred Stock (the “Articles of Amendment”) conforming to the Company’s Articles and Bylaws and the Kentucky Business Corporation Act and the filing of the Articles of Amendment by the Kentucky Secretary of State, and (ii) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books have reflected the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the Depositary Shares, when (i) specifically authorized for issuance by proper action of the Company’s Board or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered; any depositary receipts evidencing rights in the Depositary Shares have been executed; and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Company’s governing documents and the Authorizing Resolutions, (iv) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable purchase, underwriting or similar agreement, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Depositary Agreement and the applicable depositary receipts.

4.	With respect to the Debt Securities, when (i) Authorizing Resolutions have specifically authorized the issuance and terms of the Debt Securities, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus supplement in accordance with the applicable purchase, underwriting or similar agreement against payment therefor and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable purchase, underwriting or similar agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.

With respect to the Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus supplement in accordance with the applicable purchase, underwriting or similar agreement against payment therefor and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable purchase, underwriting or similar agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to any Purchase Contracts, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement relating to the Purchase Contracts has been duly authorized, executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Purchase Contracts have been duly executed and countersigned in accordance with the applicable Purchase Agreement and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and applicable Prospectus supplement in accordance with the applicable purchase, underwriting or similar agreement against payment therefor and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable purchase, underwriting or similar agreement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	With respect to the Units, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus supplement in accordance with the applicable purchase, underwriting or similar agreement against payment therefor and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable purchase, underwriting or similar agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Frost Brown Todd LLC